UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 25, 2012

Date of Report (date of earliest event reported)

SCHIFF NUTRITION INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 29, 2012, Schiff Nutrition International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bayer HealthCare LLC, a Delaware limited liability company (“Parent”), and Willow Road Company, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

On October 30, 2012, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Class B Common Stock”), of the Company (the Class A Common Stock and the Class B Common Stock, together, are hereinafter referred to as the “Shares”) (other than Shares owned by Parent or Merger Sub or any of their respective wholly-owned subsidiaries, Shares owned by the Company as treasury stock or owned of record by any subsidiary of the Company or Shares held by stockholders who properly exercise their dissenters’ rights under the DGCL) will be converted into the right to receive $34.00 (the “Merger Consideration”), payable net to the holder in cash, without interest.

The closing of the transaction is subject to regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The Merger is not subject to a financing condition.

The Merger Agreement contains representations, warranties and covenants of the parties as are customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary course and not to take certain specified actions, through the Effective Time.

The Merger Agreement has been approved by the boards of directors of both Parent and the Company, and the Company’s Board of Directors has, upon the terms and subject to the conditions set forth therein, (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby in accordance with the requirements of the DGCL and (iii) recommended that the Company’s stockholders vote their Shares in favor of adopting the Merger Agreement. On October 29, 2012, stockholders of the Company holding approximately 85.16% of the voting power of the Shares outstanding as of such date and entitled to vote thereon signed and delivered a written consent (the “Written Consent”) approving the adoption of the Merger Agreement.

The Company has agreed not to and to cause its representatives not to, solicit, initiate, seek, or knowingly encourage or facilitate any alternative proposals for the acquisition of the Company (an “Alternative Proposal”), or take any action to solicit, initiate, seek or knowingly encourage or facilitate any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to any Alternative Proposal.

Notwithstanding this obligation and the delivery of the Written Consent to the Company, for a period of 30 days (subject to extension pursuant to the terms of the Merger Agreement) beginning on the date of the Merger Agreement (i.e., until November 28, 2012), the Company may furnish information or participate in discussions or negotiations with respect to any unsolicited Alternative Proposal under certain circumstances specified in the Merger Agreement if the Company’s Board of Directors determines in good faith after consultation with its financial advisors and outside counsel that such proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and that the failure to take such actions would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law.

Subject to the satisfaction of certain conditions, the Company and its Board of Directors, as applicable, would also be permitted to, as more fully described in the Merger Agreement, change its recommendation of the Merger and terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to an unsolicited Alternative Proposal that constitutes a Superior Proposal (defined below), if the Company’s Board of Directors has concluded in good faith after consultation with its financial advisors and its outside counsel that such actions are necessary in order for the Company’s Board of Directors to comply with its fiduciary duties under applicable law.

A “Superior Proposal” is defined as a written acquisition proposal for 50.1% or more of the voting power or assets of the Company made by a third party that the Company’s Board of Directors has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the availability of committed financing) and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction that is more favorable to the Company’s stockholders, from a financial point of view, than the Merger.

The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in the event the Merger Agreement is terminated in connection with a competing acquisition proposal under certain specified circumstances, the Company may be required to pay Parent a termination fee of $22.0 million.

The Merger Agreement provides that immediately prior to the Effective Time:

•

each unexpired and unexercised option to purchase Shares under any of the Company’s stock option plans (each, a “Company Option”), whether or not then exercisable or vested, will be cancelled in exchange for a payment in cash equal to the product of (A) the total number of Shares previously subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Company Option;

•

each outstanding restricted stock unit awarded pursuant to any of the Company’s stock option plans (each, a “Company RSU”) will vest and become free of any restrictions and will be cancelled in exchange for the right to receive a payment equal to the Merger Consideration and the amount of any declared but unpaid dividends with respect to such Company RSU; and

•

each outstanding restricted share awarded pursuant to any of the Company’s stock option plans (each, a “Company Restricted Share”), will vest and become free of any restrictions and will be converted into the right to receive the Merger Consideration and the amount of any declared but unpaid dividends with respect to such Company Restricted Share.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Current Report on Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

The Merger Agreement itself has been provided solely to inform investors of its terms. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise.

Support Agreements

Concurrently with the execution of the Merger Agreement, Weider Health and Fitness and TPG STAR SNI, L.P. have each entered into a Support Agreement with Parent and Merger Sub (the “Support Agreements”) pursuant to which they agreed, among other things, to the non-solicitation restrictions in the Merger Agreement. An aggregate of 7,486,574 shares of Class A Common Stock (representing approximately 34.28% of the outstanding shares of Class A Common Stock, including Company Restricted Shares) and 7,486,574 shares of Class B Common Stock (representing 100% of the outstanding shares of Class B Common Stock) are subject to the Support Agreements. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text of the Support Agreements, copies of which are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2012, the Company entered into transaction bonus agreements with each of Tarang Amin, Scott Milsten and Jennifer Steeves-Kiss, pursuant to which the Company will pay to each such executive officer a lump-sum cash bonus of $5,000,000, $450,000 and $450,000, respectively, if (i) the Merger occurs on or before December 31, 2012 and (ii) such executive officer remains employed by the Company through the closing of the Merger, or has been terminated without Cause (as defined in each executive officer’s employment agreement). A form of the transaction bonus agreement is attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on October 25, 2012. At the Annual Meeting, the stockholders elected 11 individuals to the Board of Directors to serve until the Company’s 2013 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier death, resignation or removal. Results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric Weider	91,622,590	2,257,546	--
George F. Lengvari	91,621,650	2,258,486	--
Tarang P. Amin	91,796,505	2,083,631	--
Ronald L. Corey	93,119,189	760,947	--
Matthew T. Hobart	92,286,571	1,593,565	--
Michael Hyatt	93,136,399	743,737	--
Eugene B. Jones	93,623,106	257,030	--
Roger H. Kimmel	91,622,550	2,257,586	--
William E. McGlashan, Jr.	91,618,307	2,261,829	--
Brian T. Swette	93,798,363	81,773	--
Richard G. Wolford	93,781,853	98,283	--

No other matters were subject to a vote of the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2012, by and among Schiff Nutrition International, Inc., Bayer HealthCare LLC and Willow Road Company.*

10.1	Form of Transaction Bonus Agreement by and between Schiff Nutrition International, Inc. and each of Tarang Amin, Scott Milsten and Jennifer Steeves-Kiss.

99.1	Joint Press Release issued by Schiff Nutrition International, Inc. and Bayer HealthCare LLC dated October 30, 2012.

99.2	Support Agreement, dated as of October 29, 2012, by and among Bayer HealthCare LLC, Willow Road Company and Weider Health and Fitness.

99.3	Support Agreement, dated as of October 29, 2012, by and among Bayer HealthCare LLC, Willow Road Company and TPG STAR SNI, L.P.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company, Merger Sub and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Merger and the possibility of any termination of the Merger Agreement. The forward-looking statements contained herein are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing and completion of the Merger; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability and potential delay; other risks and uncertainties pertaining to the business of the Company, including dependence on sales of Move Free, MegaRed and Airborne products, dependence on individual customers, adverse publicity or consumer perception regarding the Company’s nutritional supplements and/or their ingredients, similar products distributed by other companies or the nutritional supplement industry generally, the impact of competitive products and pricing pressure (including expansion of private label products), the inability to successfully bid on new and existing private label business and the impact of raw material pricing, availability and quality (particularly relating to joint care products and ingredients from third-party suppliers outside the United States, including China); claims that the Company’s products infringe the intellectual property rights of others; the inability to enforce or protect intellectual property rights and proprietary techniques against infringement; the inability to successfully launch and maintain sales outside of the United States while maintaining the integrity of the products sold and complying with local regulations; the inability to appropriately respond to changing consumer preferences and demand for new products; the inability to gain or maintain market distribution for new products or product enhancements; litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and product liability claims; the inability or increased cost to obtain sufficient levels of product liability and general insurance; the inability to comply with existing or new regulations, both in the United States and abroad, and adverse actions regarding product formulation, claims or advertising; product recalls or a significant amount of product returns; dependence on a single manufacturing facility and potential disruptions of the Company’s manufacturing operations; the inability to maintain or attract key personnel; interruptions to the Company’s information technology systems; control by the Company’s principal stockholders; and other risks detailed in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended May 31, 2012 and Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Additional Information and Where to Find It

No proxies will be solicited in connection with the Merger, and this document is neither an offer to purchase nor a solicitation of an offer to sell securities. In connection with the Merger, the Company intends to file relevant materials with the SEC, including the Company’s information statement in preliminary and definitive form. The Company’s stockholders are strongly advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the Merger. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free on the Schiff website at www.schiffnutrition.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer

Date: October 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2012, by and among Schiff Nutrition International, Inc., Bayer HealthCare LLC and Willow Road Company.*

10.1	Form of Transaction Bonus Agreement by and between Schiff Nutrition International, Inc. and each of Tarang Amin, Scott Milsten and Jennifer Steeves-Kiss.

99.1	Joint Press Release issued by Schiff Nutrition International, Inc. and Bayer HealthCare LLC dated October 30, 2012.

99.2	Support Agreement, dated as of October 29, 2012, by and among Bayer HealthCare LLC, Willow Road Company and Weider Health and Fitness.

99.3	Support Agreement, dated as of October 29, 2012, by and among Bayer HealthCare LLC, Willow Road Company and TPG STAR SNI, L.P.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

8